Exhibit 10.16

Confidential Treatment Requested by The Telx Group, Inc.

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE (this “Second Amendment”) made as of December 9, 2008 between 111 CHELSEA COMMERCE LP (“Landlord”), a Delaware limited partnership with an address c/o Taconic Investment Partners LLC, 111 Eighth Avenue, New York, New York 10011 and TELX - NEW YORK 111 8TH, LLC (“Tenant”), a Delaware limited liability company with an address at 111 Eighth Avenue, New York, New York 10011.

Statement of Facts

By Agreement of Lease dated as of March 15, 2007 (the “Original Lease”), Landlord leased to Tenant and Tenant hired from Landlord portions of each of the eighth (8th) and fifteenth (15th) floors (collectively, the “Original Premises”) in the building located at 111 Eighth Avenue, New York, New York 10011 (the “Building”) upon all of the terms, covenants, conditions and provisions more particularly described in the Original Lease. Pursuant to Section 10.7 of the Lease, Landlord granted to Tenant a license to use an area of the roof setback above the seventh (7th) floor of the Building, upon all of the terms, covenants, conditions and provisions more particularly described therein.

Pursuant to that certain First Amendment of Lease dated as of July 3, 2008 (the “First Amendment”), Landlord leased to Tenant and Tenant hired from Landlord a portion of the third (3rd) floor of the Building (the “Expansion Space” or the “Additional Premises”), as more particularly described therein, upon all of the terms, covenants, conditions and provisions more particularly described in the First Amendment.

The Original Lease and First Amendment are collectively referred to as the “Lease,” and the Original Premises and the Expansion Space are collectively referred to as the “Premises.”

Unless otherwise specifically indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Lease.

Landlord and Tenant desire to add to the premises demised under the Lease (i.e., the Premises) a portion of the fourteenth (14th) floor of the Building, containing 13,333 Rentable Square Feet, as shown in hatching on the plan annexed hereto as Exhibit A-l (the “Second Additional Premises”), upon the terms and conditions hereinafter set forth, and to otherwise amend the Lease upon the terms and conditions hereinafter set forth, including, without limitation, the granting to Tenant a license to use an area of the roof setback above the thirteenth (13th) floor of the Building, as shown in hatching on the plan annexed hereto as Exhibit A-2 (the “Second Setback Area”, upon the terms and conditions hereinafter set forth. The entire roof setback above the thirteenth (13th) floor of the Building that is contiguous to the Second Additional Premises is herein referred to as the “14th Floor Setback.”

NOW, THEREFORE, for and in consideration of the payments to be made hereunder by Tenant to Landlord and the mutual consideration hereinafter set forth, the parties hereto agree as follows:

Terms

1. SECOND ADDITIONAL PREMISES

(a) Effective as of the date hereof (the “Second Additional Premises Commencement Date”), and continuing thereafter up to and including the Expiration Date, the Second Additional Premises shall be added to the Premises, on all of the same terms, covenants, conditions, and provisions of the Lease, except as otherwise expressly provided in this Second Amendment.

(b) Effective on the Second Additional Premises Commencement Date, (i) the term “this Lease” as used in the Lease, shall be deemed to refer to the Lease, as amended by this Second Amendment, (ii) the term “Premises,” as such term is used in the Lease, shall mean the aggregate of the Original Premises, the Expansion Space and the Second Additional Premises, (iii) all references to the “Commencement Date” in the Lease shall be deemed to be the Second Additional Premises Commencement Date with respect to the Second Additional Premises only, and (iv) the floor plans of the Original Premises and Expansion Space attached to the Lease shall be amended to include the floor plan of the Second Additional Premises attached hereto as Exhibit A-l.

(c) Landlord shall not be subject to any liability for failure to deliver possession of the Second Additional Premises to Tenant on any specific date and the validity of this Second Amendment shall not be impaired under such circumstances, nor shall the same be construed to extend the term of the Lease, except that the Second Additional Premises Commencement Date will not occur until possession of the Second Additional Premises shall be delivered to Tenant. For purposes of this Paragraph 1(c), the provisions hereof are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor Law, which shall be inapplicable hereto, and Tenant hereby waives any right to rescind this Second Amendment that Tenant might otherwise have thereunder based upon Landlord’s failure to deliver the Second Additional Premises to Tenant.

2. MODIFICATION OF THE LEASE

(a) Effective on the Second Additional Premises Commencement Date and continuing thereafter through the Expiration Date, the Lease shall be deemed modified as follows:

(i) The Fixed Rent payable by Tenant pursuant to Section 2.1 of the Lease with respect to the Second Additional Premises only shall be as set forth on Schedule 1 annexed hereto;

(ii) The term “Premises Area” as set forth in Section 1.1 of the Lease shall be increased by 13,333 Rentable Square Feet to 43,285 Rentable Square Feet;

(iii) The term “Tenant’s Share” as set forth in Section 7. l(b) of the Lease shall be increased by 0.58% to 1.89%;

(iv) The term “Base Taxes” as set forth in Section 7.1(e) of the Lease with respect to the Second Additional Premises only shall mean an amount equal to the Taxes payable for the Tax Year commencing on July 1, 2008 and ending June 30, 2009;

(v) The term “Comparison Year” as set forth in Section 7.1(f)(i) of the Lease with respect to the Second Additional Premises only shall mean each and every Tax Year commencing with the 2009/2010 Tax Year;

(vi) The term “Basic Capacity” as set forth in Section 10.1(a) of the Lease with respect to the Second Additional Premises only shall mean 1,000 amperes of 460 volt, 3-phase, 4 wire AC electrical capacity dedicated to Tenant for the Second Additional Premises, Tenant hereby agreeing to pay to Landlord, together with Tenant’s execution and delivery of this Second Amendment, a one-time, non-refundable fee of $210,000.00 for the use of the Basic Capacity with respect to the Second Additional Premises;

(vii) With respect to the Second Additional Premises only, the reference to “105%” in the second sentence of Section 10.1(b) of the Lease shall be deemed deleted and replaced with “107%,” Tenant hereby acknowledging that there are one or more submeters serving the Second Additional Premises and that the provisions of Section 10.1 of the Lease with respect to the submeters that serve the Initial Premises shall apply to the submeters that serve the Second Additional Premises;

(viii) In accordance with Section 10.9 of the Lease, as hereby amended, Landlord shall make up to 1,000 amperes of 460-volt emergency electric power service (“14th Floor EPS”) available to Tenant for use in the Second Additional Premises from the Building Generators. There is installed (x) an automatic transfer switch (the “14th Floor Transfer Switch”) in the Second Additional Premises sufficient to supply a total connected load of up to 1,000 amperes of 14th Floor EPS (the “Required 14th Floor Amperage”) at 460 volts to the Second Additional Premises, and (y) a connection from the Building Generators to the 14th Floor Transfer Switch. In accordance with Section 10.9(b) of the Lease, as hereby amended, effective from and after the Second Additional Premises Commencement Date Tenant shall pay a fee (the “14th Floor EPS Fee”), irrespective of whether or not emergency power is ever required or used by Tenant, and shall be payable by Tenant to Landlord as Additional Rent in advance in equal monthly installments on the first day of each month during the Term. The initial 14th Floor EPS Fee shall be $300.00 per ampere per year for the Required 14th Floor Amperage. The 14th Floor EPS Fee shall escalate as of each Reset Date by the sum of (x) the product of (A) the 14th Floor EPS Fee then in effect for the immediately previous calendar year, multiplied by (B) the CPI Fraction and (y) the then 14th Floor EPS Fee. At Landlord’s option, Landlord may bill Tenant for the 14th Floor EPS Fee other than on a monthly basis but in no event more frequently than monthly. Except as expressly provided in this subparaaraph (viii), with respect to the Second Additional Premises only, all references to the “8th Floor EPS” and

“8th Floor EPS Fee” shall be deemed to refer to the “14th Floor EPS” and “14th Floor EPS Fee”, as applicable. Notwithstanding anything contained in this subparagraph (viii) to the contrary, Tenant shall have the right by written notice to Landlord delivered pursuant to Article 25 of the Lease (the “14th Floor EPS Notice”) sent within ninety (90) days following the Second Additional Premises Commencement Date, TIME BEING OF THE ESSENCE, to request that Landlord not make available the 14th Floor EPS to Tenant for use in the Second Additional Premises from the Building Generators. If Tenant timely and properly sends the 14th Floor EPS Notice to Landlord, then the provisions of this subparagraph (viii) shall be deemed deleted from this Second Amendment and Landlord shall have no obligation to make the 14th Floor EPS available to Tenant; and

(ix) The following shall be added to the end of Section 14.6(f) of the Lease: “and further there shall not be more than one (1) subtenant of the Second Additional Premises.”

(b) Sections 2.4, 5.1, 7.1(j)-(n), and 7.3 of the Lease, the second sentence of Section 5.5 of the Lease, clause (ii) of Section 7.1(f) of the Lease, clause (ii) of Section 7.l(g) of the Lease, all references to “Operating Expense” in Article 7 of the Lease, and Exhibits A and C to the Lease shall not be applicable to the Second Additional Premises.

3. INTENTIONALLY OMITTED

4. SECOND SETBACK AREA

(a) There presently exists on the Second Setback Area eight (8) dry cooler units, together with the steel dunnage supporting such units (all of the foregoing, collectively, the “Dry Coolers”), aggregating 130 tons, that service eight (8) air-handling units (collectively, the “CRAC Units”) presently located in the Second Additional Premises (the Dry Coolers and the CRAC Units, and any and all replacements thereof and additions thereto, together with all related the ductwork, fans, blowers, chilling equipment, thermostatic controls, smoke detectors, condensate removal and other facilities, equipment and machinery which now or hereafter exists, being herein referred to as “Tenant’s 14th Floor HVAC System”). Landlord hereby grants to Tenant for Tenant’s own use and not for resale purposes, a license to use the Second Setback Area for the operation, at Tenant’s sole cost and expense, of the Dry Coolers, subject to the terms and conditions of the Lease, this Second Amendment and all Laws. Landlord hereby advises Tenant that to Landlord’s best knowledge, Landlord has not received any notice that the operation of the Dry Coolers on the Second Setback Area violates any Law; provided, however, that Tenant covenants and agrees that its use of the Second Setback Area shall be at Tenant’s sole risk and that Landlord makes no representations as to (i) whether such use is permitted by Law, or (ii) whether the Second Setback Area is suitable for any such use. Only Tenant’s Authorized Personnel shall be permitted access to the Second Setback Area. Tenant’s Authorized Personnel shall have reasonable access to the Second Setback Area at all times, subject to reasonable Building security and identification procedures and the Building rules and regulations in effect from time to time and subject to any charges imposed by Landlord at Building Standard Rates for access to the setback areas or roof of the Building at times other than during normal business hours on Business Days. Landlord shall have the right at any time during the Term, upon prior written notice to Tenant, to provide and furnish Tenant with space elsewhere in the Building of approximately the same size as the Second Setback Area (the “Substitute Second Setback Area”) and the right to require Tenant to relocate the Second Setback Equipment (as hereinafter defined) located on Second Setback Area to such Substitute Second Setback Area; provided, however, that (x) the relocation of the Second Setback Equipment shall be performed by Landlord, upon not less than one hundred twenty (120) days’ notice to Tenant, at Landlord’s sole cost and expense, (y) Landlord shall effect such relocation in a commercially reasonable manner so as to minimize disruption to the business of Tenant and the other occupants of the Second Additional Premises, and (z) the relocation of the Second Setback Equipment to the Substitute Second Setback Area shall not materially adversely affect the functionality, efficiency or operation of the Second Setback Equipment.

(b) Tenant agrees to accept the Second Setback Area in its “as is” condition on the Second Additional Premises Commencement Date, and that Landlord shall have no obligation to make any alterations, improvements, repairs or decorations to the Second Setback Area or to incur any expense in order to prepare the Second Setback Area for Tenant’s use thereof. Landlord shall not be obligated to supply any services of any kind whatsoever to the Second Setback Area. Subject to the provisions of Article 4 of the Original Lease and to all applicable Laws, at Tenant’s sole cost and expense, Tenant shall install (to the extent not installed on the Second Additional Premises Commencement Date) and maintain sound attenuated acoustic enclosures satisfactory to Landlord and take all other sound reduction measures necessary to eliminate or reduce to levels acceptable to Landlord, in its reasonable judgment, any noise generated by the Tenant’s 14th Floor HVAC System (sometimes herein referred to as the “Second Setback Equipment”). Tenant shall use the Second Setback Area and the Second Setback Equipment so as to not materially interfere with Landlord’s or other tenant’s or occupant’s use of the 14th Floor Setback, or damage to or interference with the operation of the Building or the Buildings Systems. For purposes hereof, the term “interference” shall mean and include (i) noise or vibration audible or discernible anywhere outside the Second Setback Area, (ii) interference with Landlord’s use of any portion of the 14th Floor Setback or the operation of any equipment install by Landlord or any other tenant in the Building, or (iii) interference, in any material respect, with the operation of the Building or with the Building Systems. If any of the Second Setback Equipment causes any material interference, then Tenant, at its sole cost and expense, shall take all steps necessary to eliminate such interference. If Tenant fails, within thirty (30) days after notice, to eliminate such interference, Landlord may relocate or remove the Second Setback Equipment causing such interference, and Tenant shall promptly reimburse Landlord for any costs and expenses incurred by Landlord in connection therewith.

(c) The installation or modification of, or additions to, Tenant’s Second Setback Equipment shall constitute an Alteration and shall be performed by Tenant at Tenant’s expense (including any costs and expenses in connection with reinforcing the roof of the Building, if required) in accordance with and subject to the provisions of Article 4 of the Original Lease.

(d) Tenant shall pay a license fee to Landlord for the Second Setback Area, as Additional Rent in advance on the first day of each month during the Term at the rate of [***] per annum ([***] per month) from the Second Additional Premises Commencement Date through the date next preceding the first (1st) anniversary of the Second

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Additional Premises Commencement Date, and for each one (1) year period (or portion thereof) thereafter, an amount equal to 102% of the prior year’s license fee.

(e) Tenant shall (i) be solely responsible for any damage caused as a result of the use of Tenant’s Second Setback Equipment by Tenant or any Tenant Party, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Laws relating to the installation, maintenance or use of Tenant’s Second Setback Equipment, and (iii) promptly and diligently perform all necessary repairs or replacements to, or maintenance of, Tenant’s Second Setback Equipment as hereinbefore provided, provided, however, that if Tenant’s failure after thirty (30) days’ notice from Landlord to so repair, replace or maintain Tenant’s Second Setback Equipment jeopardizes in any way Landlord’s or any other tenant’s property located on the 14th Floor Setback or within the Building, Landlord may, at Landlord’s option, elect to perform such repairs, replacements or maintenance at Tenant’s expense. Landlord shall give Tenant thirty (30) days’ prior notice of its election to perform such repairs, except in an emergency.

(f) The license granted to Tenant in this Paragraph 4, including, without limitation, the right to use the Dry Coolers, shall (i) not be assignable by Tenant separately from the Lease, but shall be automatically deemed transferred to Tenant’s assignee pursuant to a permitted assignment of the Lease, (ii) not now or at any time after the installation of Tenant’s Second Setback Equipment, be deemed to grant Tenant a. leasehold or other real property interest in the Building or any portion thereof, including the Building’s setbacks, (iii) except as provided in clause “(iv)” below, continue until and automatically terminate and expire upon the expiration or earlier termination of the Lease, and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination, and (iv) automatically terminate and expire upon the earlier of the date that Tenant’s leasehold interest in the Second Additional Premises end, and the date that Landlord or Landlord’s designee sublets from Tenant any portion of the Second Additional Premises.

5. AS IS; DELIVERY OF POSSESSION

(a) Notwithstanding anything contained herein or in the Lease to the contrary, Tenant acknowledges that it has made a full and complete inspection of the Second Additional Premises and is thoroughly familiar with the condition thereof, and agrees to accept possession of the Second Additional Premises on the Second Additional Premises Commencement Date in its then “as is” condition.

(b) Landlord has advised Tenant, and Tenant acknowledges, that as of the date of this Second Amendment, conduits exist connecting the Second Additional Premises to other suites and areas of the Building. To the extent that such conduits are not owned or used by Landlord, another tenant in the Building or other occupant of the Building, Tenant shall have the right to use these existing conduits throughout the term of this Second Amendment and Landlord shall have no obligations, responsibility or liability with respect thereto. Landlord will cooperate with Tenant in developing a schedule of conduits to determine the route and termination points of the conduits servicing the Second Additional Premises.

(c) All Alterations which may be required or desired by Tenant to equip, decorate and furnish the Second Additional Premises for Tenant’s occupancy shall be done (i) at Tenant’s sole cost and expense, and (ii) in accordance with the applicable provisions of the Lease, including, without limitation, Article 4.

6. 3RD FLOOR BASIC CAPACITY AND EPS

(a) Pursuant to Paragraph 2(a)(vi) of the First Amendment, Landlord and Tenant agreed that the “Basic Capacity” with respect to the Additional Premises only shall mean 450 amperes of 460 volt, 3-phase, 4 wire. Landlord and Tenant hereby agree to increase the “Basic Capacity” with respect to the Additional Premises only by 150 amperes by, as of the date of this Second Amendment, deleting said Paragraph 2(a)(vi) of the First Amendment, and replacing it with the following:

“(vi) The term “Basic Capacity” as set forth in Section 10.1 (a) of the Lease with respect to the Additional Premises only shall mean 600 amperes of 460 volt, 3-phase, 4 wire AC electrical capacity dedicated to Tenant for the Additional Premises,”

Tenant hereby agreeing to pay to Landlord, together with Tenant’s execution and delivery of this Second Amendment, a one-time, non-refundable fee of $60,000.00 for such increase in the Basic Capacity with respect to the Additional Premises.

(b) Pursuant to Paragraph 2(a)(viii) of the First Amendment, Landlord agreed to make up to 450 amperes of 480-volt emergency electric power service available to Tenant for use in the Additional Premises from the Building Generators (such emergency electric power service being defined therein and herein as the “3rd Floor EPS”). In accordance with Section 10.9 of the Lease, as hereby amended and as amended by said Paragraph 2(a)(viii) of the First Amendment, from and after the date hereof, Landlord shall make up to an additional 150 amperes of 480-volt emergency electric power service (“Additional 3rd Floor EPS”) available to Tenant for use in the Additional Premises from the Building Generators. For the purposes of the foregoing, the terms “3rd Floor EPS” and “Required 3rd Floor Amperage,” as used in said Paragraph 2(a)(viii) of the First Amendment, shall include the Additional 3rd Floor EPS, except that from and after the date hereof, the initial “3rd Floor EPS Fee” in respect of the Additional 3rd Floor EPS, which shall be payable in accordance with the applicable provisions of said Paragraph 2(a)(viii) of the First Amendment, irrespective of whether or not emergency power is ever required or used by Tenant, shall be the 3rd Floor EPS Fee as of the date hereof, which 3rd Floor EPS Fee in respect of the Additional 3rd Floor EPS shall escalate as set forth in the First Amendment for the escalation of the 3rd Floor EPS Fee. Tenant acknowledges that Tenant’s right to request Landlord not to make available the 3rd Floor EPS to Tenant for use in the Additional Premises from the Building Generators has expired and that such right shall not be applicable to the Additional 3rd Floor EPS.

7. BROKERAGE

Landlord and Tenant covenant, warrant and represent to each other that there was no broker or finder instrumental in consummating this Second Amendment and that they have had no conversations or negotiations with any broker or finder except Taconic Management Company LLC and CB Richard Ellis, Inc. (collectively, the “Broker”) concerning this Second Amendment or the renting of the Second Additional Premises to Tenant. Landlord and Tenant agree to indemnify and hold each other harmless from and against any claims for a brokerage, finder’s or other commission or fee arising out of any conversations or negotiations had by the indemnifying party with any broker or finder other than the Broker with respect to this Second Amendment or the renting of the Second Additional Premises to Tenant. Landlord agrees to pay any fee or commission owing to the Broker pursuant to separate agreements made by Landlord and the Broker.

8. MISCELLANEOUS

(a) Except as otherwise provided herein, all of the terms, covenants, conditions and provisions of the Lease shall remain and continue unmodified, in full force and effect and binding upon the parties hereto, their heirs, administrators, executors and their permitted assigns.

(b) This Second Amendment sets forth the entire agreement between the parties regarding the letting of the Second Additional Premises to Tenant, superseding all prior agreements and understandings, written and oral, regarding the letting of the Second Additional Premises to Tenant, and may not be altered or modified except by a writing signed by both parties.

(c) Landlord and Tenant each represent and warrant to the other that it has not relied upon any representation or warranty, express or implied, in entering into this Second Amendment, except those which are set forth herein.

(d) This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(e) The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns. If any of the provisions of this Second Amendment, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Second Amendment, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Second Amendment shall be valid and enforceable to the fullest extent permitted by law.

(f) The captions of this Second Amendment are for convenience and reference only and in no way define, limit or describe the scope or intent of this Second Amendment.

(g) Submission by Landlord of the within Second Amendment for execution by Tenant shall confer no rights nor impose any obligation on Landlord unless and until both Landlord and Tenant shall have executed this Second Amendment and duplicate originals thereof shall have been delivered by Landlord and Tenant to each other.

(h) The Statement of Facts first set forth in this Second Amendment and the exhibit and schedule attached hereto are incorporated into this Second Amendment and are, and shall for all purposes be deemed to be, a part of this Second Amendment.

(i) This Second Amendment may be executed in one or more original counterparts, all of which shall constitute the same document.

[signatures follow on next page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment as of the day and year first above written.

LANDLORD:	111 CHELSEA COMMERCE LP
	By:	Taconic GP Chelsea Holdings LLC, its General Partner

		By:	/s/ PAUL E. PARISER
Paul E. Pariser, Co-President

TENANT:	TELX – NEW YORK 111 8TH, LLC

	By:	/s/ J. TODD RAYMOND
Name: J. Todd Raymond Title: President

CONSENT OF GUARANTOR

THE TELX GROUP, INC. (“Guarantor”), as guarantor of Tenant’s obligations under the Lease pursuant to that Agreement and Guaranty dated as of March 15, 2007 (the “Guaranty”), as confirmed by Guarantor pursuant to the Consent of Guarantor attached to the First Amendment, hereby (a) consents to the execution and delivery of this Second Amendment by Tenant, (b) agrees that the obligations of Guarantor under and pursuant to the Guaranty, as so confirmed, shall otherwise remain unmodified and (c) confirms that the Guaranty is in full force and effect as to the Original Lease, the First Amendment and this Second Amendment.

GUARANTOR:

THE TELX GROUP, INC.

By:	/S/ CHRIS DOWNIE
Name: Chris Downie Title:

SCHEDULE 1

SECOND ADDITIONAL PREMISES FIXED RENT

(i) [***] per annum ([***] per month) from January 1, 2009 through December 31, 2009, both dates inclusive;

(ii) [***] per annum ([***] per month) from January 1, 2010 through December 31, 2010, both dates inclusive;

(iii) [***] per annum ([***] per month) from January 1, 2011 through December 31, 2011, both dates inclusive;

(iv) [***] per annum ([***] per month) from January 1, 2012 through December 31, 2012, both dates inclusive;

(v) [***] per annum ([***] per month) from January 1, 2013 through December 31, 2013, both dates inclusive;

(vi) [***] per annum ([***] per month) from January 1, 2014 through December 31, 2014, both dates inclusive;

(vii) [***] per annum ([***] per month) from January 1, 2015 through December 31, 2015, both dates inclusive;

(viii) [***] per annum ([***] per month) from January 1, 2016 through December 31, 2016, both dates inclusive;

(ix) [***] per annum ([***] per month) from January 1, 2017 through December 31, 2017, both dates inclusive;

(x) [***] per annum ([***] per month) from January 1, 2018 through December 31, 2018, both dates inclusive;

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(xi) [***] per annum ([***] per month) from January 1, 2019 through December 31, 2019, both dates inclusive;

(xii) [***] per annum ([***] per month) from January 1, 2020 through December 31, 2020, both dates inclusive;

(xiii) [***] per annum ([***] per month) from January 1, 2021 through December 31, 2021, both dates inclusive; and

(xiv) [***] per annum ([***] per month) from January 1,2022 through the Expiration Date, both dates inclusive.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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